SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 12, 2002

                             SUREWEST COMMUNICATIONS



             (Exact Name of Registrant as Specified in Its Charter)

                                   California

                 (State or Other Jurisdiction of Incorporation)

      0-556                                        68-0365195

(Commission File Number)                    (IRS Employer Identification No.)

211 Lincoln Street, Roseville, California            95678

(Address of Principal Executive Offices)          (Zip Code)

                                 (916) 786-6141

              (Registrant's Telephone Number, Including Area Code)





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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

     On July 12, 2002, SureWest TeleVideo, a recently formed wholly-owned subsidiary of Registrant, acquired certain assets (the "Assets) from Western Integrated Networks, LLC and Affiliates ("WINfirst"), primarily in the Sacramento, California metropolitan area, pursuant to an Asset Purchase
Agreement dated June 19, 2002 between Registrant and WINfirst. The purchase price for the Assets was $12 million, subject to a $1.2 million holdback in an escrow account described below. The purchase price was paid from Registrant's operating cash and from funds available under Registrant's revolving credit facility with a bank.

     In March 2002, WINfirst filed for protection under Chapter 11 of the Bankruptcy Code in the United States District Court for the District of Colorado (the "Bankruptcy Court"). WINfirst, which commenced operations in 2000, served approximately 5,000 customers in the Sacramento area, and provided bundled high-speed internet, cable television and telephone services. The Bankruptcy Court issued an order approving the sale of the Assets to Registrant on July 10, 2002.

     The Assets included real estate, equipment, accounts receivable, inventory, intellectual property and assets necessary for Registrant to continue to provide services to customers in Sacramento. Registrant's assumption of liabilities was limited to ordinary course warranty obligations and liabilities under certain identified "Assumed Executory Agreements."

     $1.2 million of the purchase price is being held in an escrow for 180 days as security for WINfirst's obligation to indemnify Registrant under the Asset Purchase Agreement. WINfirst's indemnity obligations relate to breaches of certain representations and warranties or in the observance or performance of any of WINfirst's other obligations under the Asset Purchase Agreement.

     Registrant's press release dated July 15, 2002 announcing the closing under the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.





Item 7.  FINANCIAL STATEMENT AND EXHIBITS

     (a) Financial Statements of Business Acquired:

     As a result of the bankruptcy filing by WINfirst, only internally generated financial statements are available relating to the Assets acquired by Registrant. Accordingly, Registrant is in the process of determining whether the acquisition involves a significant business. In the event of an affirmative determination, the required financial statements will be filed by amendment hereto not later than September 27, 2002.

     (b) Pro Forma Financial Information:

     The required pro forma financial information, if any, will be filed by amendment hereto not later than September 27, 2002

     (c) Exhibits

     Exhibit 2.1 Asset Purchase Agreement dated June 19, 2002 by and between SureWest Communications and Western Integrated Networks, LLC

     Exhibit 99.1       SureWest Communications Press Release issued July 15,
                        2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SUREWEST COMMUNICATIONS


Date  July 29, 2002      By /s/ Michael D. Campbell
                         Executive Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX


2.1 Asset Purchase Agreement dated June 19, 2002 by and between SureWest Communications and Western Integrated Networks, LLC.

99.1 SureWest Communications Press Release issued July 15, 2002.




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                                  NEWS RELEASE
                                   Exhibit 99
                              FOR IMMEDIATE RELEASE